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                                                                       EXHIBIT 5
                                April 28, 1994


Bearings, Inc.
3600 Euclid Avenue
Cleveland,  Ohio 44115

                         Re:    Registration Statement on Form S-8
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Gentlemen:

        Reference is made to your Registration Statement on Form S-8 filed with the Securities and Exchange Commission on with respect to 100,000 shares of common stock, without par value ("Common Stock"), of Bearings, Inc. to be offered pursuant to Bearings, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

        Based upon the foregoing, we are of the opinion that the Common Stock to be offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Respectfully submitted,


                                       Squire, Sanders & Dempsey